Exhibit 10.1

This Second Amendment to the Spring Maturity Credit Agreement has been filed to provide investors with information regarding its terms.  It is not intended to provide any other factual information about the Tennessee Valley Authority.  The representations and warranties of the parties in this Second Amendment to the Spring Maturity Credit Agreement were made to, and solely for the benefit of, the other parties to this Second Amendment to the Spring Maturity Credit Agreement.  The assertions embodied in the representations and warranties may be qualified by information included in schedules, exhibits, or other materials exchanged by the parties that may modify or create exceptions to the representations and warranties.  Accordingly, investors should not rely on the representations and warranties as characterizations of the actual state of facts at the time they were made or otherwise.

SECOND AMENDMENT

THIS SECOND AMENDMENT (this “Amendment”) dated as of May 9, 2008 to the Credit Agreement referenced below is among TENNESSEE VALLEY AUTHORITY, a wholly owned corporate agency and instrumentality of the United States of America (the “Borrower”), the Lenders identified on the signature pages hereto and BANK OF AMERICA, N.A., as a Lender and as Administrative Agent.

W I T N E S S E T H

WHEREAS, pursuant to the Spring Maturity Credit Agreement dated as of May 17, 2006 (as amended as of May 11, 2007, and as further amended, modified and supplemented from time to time, the “Credit Agreement”) among the Borrower, the Lenders identified therein and the Administrative Agent, the Lenders agreed to make extensions of credit to the Borrower; and

WHEREAS, the Borrower has requested certain modifications to the Credit Agreement and the Lenders have agreed to the requested modifications on the terms and conditions set forth herein.

NOW, THEREFORE, IN CONSIDERATION of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.           Defined Terms.  Capitalized terms used herein but not otherwise defined herein shall have the meanings provided to such terms in the Credit Agreement.

2.           Amendments.

(a)           The definition of “Maturity Date” in Section 1.01 of the Credit Agreement is amended to read as follows:

“Maturity Date” means May 13, 2009.

(b)           The definition of “Applicable Rate” in Section 1.01 of the Credit Agreement is amended to read as follows:

“Applicable Rate” means, for any day, the percentages per annum set forth on Schedule 1.01 based upon the S&P Debt Rating and the Moody’s Debt Rating then in effect.

The Applicable Rate shall be determined by the Administrative Agent based on the lower of the S&P Debt Rating and Moody’s Debt Rating then in effect.  Each change in the Applicable Rate shall be effective on and as of the date of such change and shall be applicable to all existing Loans and to any new Loans made on and after the date thereof.

Notwithstanding the foregoing, at any time that either the Moody’s Debt Rating is lower than Aa3 or the S&P Debt Rating is lower than AA-, the Applicable Rate shall be increased to (a) with respect to the LIBOR Rate Loans, two and one-half percent (2.50%), (b) with respect to Base Rate Loans, one-half of one percent (0.50%), and (c) with respect to the Commitment Fee, one-half of one percent (0.50%).

3.           Conditions Precedent.  This Amendment shall become effective as of May 14, 2008 upon satisfaction of each of the following conditions precedent:

(a)           receipt by the Administrative Agent of counterparts of this Amendment executed by the Borrower and the Lenders; and

(b)           receipt by the Administrative Agent of resolutions of the Borrower evidencing the authority of the Borrower to enter into this Amendment certified by the Secretary or by an Assistant Secretary of the Borrower to be true and correct as of the date hereof.

4.           No Other Changes.  Except as expressly modified hereby, all of the terms and provisions of the Loan Documents shall remain in full force and effect.

5.           Reaffirmation of Representations and Warranties.  The Borrower represents and warrants that each representation and warranty set forth in the Loan Documents is true and correct in all material respects as of the date hereof (except those that expressly relate to an earlier period).

6.           Counterparts.  This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original and it shall not be necessary in making proof of this Amendment to produce or account for more than one such counterpart.

7.           Governing Law.  Except for those sections that specifically reference a federal statute or regulation, this Amendment shall be deemed to be a contract made under, and for all purposes shall be construed in accordance with, the laws of the State of Tennessee. The foregoing notwithstanding, to the extent the following defenses would be available to the Borrower under federal law, then such defenses shall be available to the Borrower in connection with this Amendment: (i) non-liability for punitive damages, (ii) exemption from anti-trust laws, (iii) the Borrower cannot be contractually bound by representation of an employee made without actual authority, (iv) presumption that government officials have acted in good faith and (v) limitation on the application of the doctrine of equitable estoppel to the government.  For the avoidance of doubt, the Credit Agreement, as amended by this Amendment, shall continue to be governed by Section 10.14 Governing Law: Jurisdiction: Etc. and not by Section 7, Governing Law, of this Amendment.

[Signature Page Follows]

IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Second Amendment to Spring Maturity Credit Agreement to be duly executed and delivered as of the date first above written.

BORROWER:                                           TENNESSEE VALLEY AUTHORITY

By:        /s/ John M. Hoskins
Name:     John M. Hoskins
Title:       Senior Vice President and Treasurer

ADMINISTRATIVE
AGENT:                                BANK OF AMERICA, N.A., as Administrative Agent

By:          /s/  John M. Hall
Name:          John M. Hall
Title:            Senior Vice President

LENDER:                                BANK OF AMERICA, N.A., as a Lender

By:        /s/  John M. Hall
Name:          John M. Hall
Title:            Senior Vice President